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Exhibit 5.1

April 19, 2005

Board of Directors

FPB Bancorp, Inc.

1301 S.E. Port St Lucie Blvd.

Port St Lucie, FL

RE:	FPB Bancorp, Inc. Registration Statement on Form SB-2 ( No. 333-123229) for 800,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for FPB Bancorp, Inc. (“FPB”) in connection with the proposed public offering of the shares of its $.01 par value Common Stock covered by the above-described Registration Statement.

In connection therewith, we have examined the following:

•	The Articles of Incorporation of FPB, as filed with the Secretary of State of Florida;

•	The Bylaws of FPB;

•	A Resolution of FPB’s Board of Directors, certified as correct and complete by the Secretary of FPB, authorizing the sale of up to 800,000 shares of FPB common stock;

•	Certificate of Active Status with respect to FPB, issued by the Secretary of State of the State of Florida; and

•	The Registration Statement, including all exhibits thereto.

Board of Directors

FPB Bancorp, Inc.

April 19, 2005

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

•	FPB has been duly incorporated and is validly existing under the laws of the State of Florida.

•	The 800,000 shares of $.01 par value common stock covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form SB-2 and to the reference to this firm under the caption “Legal Matters” in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

IGLER & DOUGHERTY, P.A.

/s/ A. George Igler
A. George Igler